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                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
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                                   Form 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
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                                 PREMCOR INC.
            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                             43-1851087
(State or Other Jurisdiction of                 (I.R.S. Employer
Incorporation or Organization)              Identification Number)

                        8182 Maryland Avenue, Suite 600
                         St Louis, Missouri 63105-3721
                                (314) 854-9696
                   (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
No. 333-70314

Securities to be registered pursuant to Section 12(b) of the Act:

         Title Of Each Class      Name of Each Exchange On Which
         To Be So Registered      Each Class Is To Be Registered
         -------------------      ------------------------------
       Class A Common Shares,                New York
       par value $0.01 per share          Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None
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Item 1.   Description of Registrant's Securities to be Registered

          Information with respect to the common shares is incorporated herein by reference to the section captioned "Description of Capital Stock" in the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-70314), (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on September 27, 2001, first amended on November 21, 2001 and second amended on December 18, 2001 and as may be further amended.



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                                  SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




Dated:  December 19, 2001       PREMCOR INC.



                                 By:    /s/ William C. Rusnack
                                 Name:  William C. Rusnack
                                 Title: Chief Executive Officer,
                                        Chief Operating Officer and Director